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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 1999, which appears at page 67 of the Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1999, and to all references to our firm included in this Registration Statement on Form S-3.


                                        ARTHUR ANDERSEN LLP



Dallas, Texas,
  February 3, 2000